UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

UNIVERSAL SAFETY PRODUCTS, INC.*

(Name of Registrant as Specified in its Charter)

* Prior to filing and mailing the definitive proxy statement, the Registrant will change its name to DeFi Capital Markets, Inc. As a result, while the current name of the Registrant is specified here, throughout the proxy statement, the new Registrant name is used.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DEFI CAPITAL MARKETS, INC.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

October __, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (“Annual Meeting”) of DeFi Capital Markets, Inc. (“DeFi Capital” or the “Company”), formerly known as Universal Safety Products, Inc. The Annual Meeting will be held on ____________, 2026 at 12:00 p.m. ET. The Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting online and vote your shares electronically during the Annual Meeting by visiting meetnow.global/_________. You will not be able to attend the Annual Meeting in person.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of 2026 Annual Meeting of Stockholders and Proxy Statement.

The agenda for this Annual Meeting includes (i) the election of two (2) Class I directors, (ii) the ratification of the appointment of CBIZ CPAs P.C. as DeFi Capital’s independent registered public accounting firm for the fiscal year ending December 31, 2026, (iii) the approval of an amendment to the Company’s Articles of Incorporation (the “Articles”) to authorize 25 million shares of black check preferred stock, (iv) the approval of an amendment to the Articles to authorize 25 million shares of class B common stock, (v) the approval of the issuance by the Company of additional shares of common stock underlying convertible notes issued or issuable pursuant to an amended and restated Securities Purchase Agreement dated October 9, 2026, and (vi) the approval of one or more adjournments of the Meeting to later dates or times to allow the Company additional time to further solicit votes.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please carefully review the Proxy Statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet in advance of the Annual Meeting or by telephone or proxy card will not affect your right to vote during the Annual Meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet in advance of the Annual Meeting if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on _____________, 2026. Your continuing interest in DeFi Capital is very much appreciated.

Sincerely,

/s/ Harvey B. Grossblatt

Harvey B. Grossblatt
Chief Executive Officer

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting virtually, please vote by telephone, through the Internet or by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are printed on your proxy card and included in the accompanying Proxy Statement. If you participate virtually in the Annual Meeting, you may vote at that time, even if you previously submitted your vote. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION – DATED OCTOBER ___, 2026

DEFI CAPITAL MARKETS, INC.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

(410) 363-3000

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Time	12:00 p.m., Eastern time

Date	_________, ____________, 2026

Virtual Meeting	The Annual Meeting will be a virtual meeting through which you can listen to the meeting and vote online. To access the virtual meeting please click the Virtual Stockholder Meeting link: meetnow.global/_______. To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Purpose	(1)	To elect two (2) nominees to serve on Board of Directors (the “Board”) of DeFi Capital Markets, Inc. (the “Company”) as Class I directors for a term of three (3) years ending at the annual meeting of stockholders to be held in 2029 and until their successors are duly elected and qualified.

(2)	To ratify the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

(3)	To approve, an amendment of our Articles of Incorporation (the “Articles”) to authorize 25,000,000 shares of preferred stock and to permit the issuance of those 25,000,000 shares of preferred stock with rights and preferences to be determined by the Board from time to time.

(4)	To approve, an amendment of our Articles to authorize 25,000,000 shares of class B common stock.

(5)	To approve, for purposes of complying with Rule 713(a) of the NYSE American, the issuance by the Company of additional shares of Common Stock underlying the Company’s convertible notes issued or issuable pursuant to the Amended and Restated Securities Purchase Agreement dated October 9, 2026.

(6)	To approve one or more adjournments of the Meeting to later dates or times, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve other proposals before the Meeting.

(7)	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

Record Date	The Board of Directors has fixed the close of business on __________, 2026 (the “Record Date”) as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder of record for purposes germane to the Annual Meeting for a period of ten (10) days prior to the Annual Meeting. Please contact the Secretary of the Company to make arrangements to inspect the list. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record.

By order of the Board of Directors,

/s/ Harvey B. Grossblatt

Harvey B. Grossblatt
Chief Executive Officer

Owings Mills, MD
_____________,2026

Important Notice Regarding the Availability of Proxy Materials for the DeFi Capital 2026 Annual Meeting of Stockholders to Be Held on ____________, 2026. This Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement are available on the Internet at www.envisionreports.com/UUU for registered holders and http://www.edocumentview.com/UUU for street holders.

TABLE OF CONTENTS
Page
GENERAL INFORMATION	1
PROPOSAL NO. 1: ELECTION OF DIRECTORS	6
General	6
Information about the Nominees	6
Information about Class II Director Continuing in Office Until the 2027 Annual Meeting of Stockholders	7
Information about Class III Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders	7
Involvement in Certain Legal Proceedings	7
Family Relationships	8
Board Independence	9
Board Meetings and Attendance	9
Board Committees	9
Board Nominations	10
Leadership Structure and Risk Oversight	10
Section 16(a) Beneficial Ownership Reporting Compliance	10
Code of Ethics	10
Stockholder Communications with Our Board of Directors	10
Director Compensation	11
Vote Required	11
Our Recommendation	11
PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
Independent Registered Public Accounting Firm Fees	12
Pre-Approval Policy	12
Review of the Company’s Audited Financial Statements for the Fiscal Year Ended March 31, 2026	12
Report of the Audit Committee of the Board of Directors	13
Vote Required	13
Our Recommendation	13
PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE 25,000,000 SHARES OF PREFERRED STOCK AND TO PERMIT THE ISSUANCE OF THOSE 25,000,000 SHARES OF PREFERRED STOCK WITH RIGHTS AND PREFERENCES TO BE DETERMINED BY THE BOARD FROM TIME TO TIME	14
Overview	14
Potential Advantages of the Preferred Stock Authorization	14
Potential Disadvantages of the Preferred Stock Authorization	14
Anti-Takeover Effects	15
No Dissenters’ or Appraisal Rights	15
Vote Required	15
Our Recommendation	15
PROPOSAL NO. 4: APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CREATE A NEW CLASS OF COMMON STOCK	16
Overview	16
Class B Common Stock	16
Reasons for the Creation of the Class B Common Stock	16
Potential Disadvantages of the Class B Common Stock Authorization	17
Anti-Takeover Effects	18
No Dissenters’ or Appraisal Rights	18
Vote Required	18
Our Recommendation	18
PROPOSAL NO. 5: APPROVAL, PURSUANT TO NYSE AMERICAN LISTING RULE 713(a), OF THE CONVERSION OF THE CONVERTIBLE NOTES	19
Description of the SPA	19
Description of the Convertible Notes	19
Stockholder Approval Requirement	20
Reasons for Transaction	20
Effect on Current Stockholders; Dilution	20
Vote Required	21
Our Recommendation	21
PROPOSAL NO. 6: APPROVAL TO ADJOURN THE MEETING TO LATER DATES OR TIMES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IF, BASED UPON THE TABULATED VOTE AT THE TIME OF THE MEETING, THERE ARE NOT SUFFICIENT VOTES TO APPROVE OTHER PROPOSALS BEFORE THE MEETING	22

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DEFI CAPITAL MARKETS, INC.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

(410) 363-3000

PRELIMINARY PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON ____________, 2026

AT 12:00 P.M. ET

GENERAL INFORMATION

When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?

On or about ___________, 2026, we mailed you the Notice of 2026 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this Proxy Statement (the “Proxy Statement”), a proxy card and the Annual Report on Form 10-K for the year ended March 31, 2026 (collectively, the “Proxy Materials”). The Proxy Materials are also available on the Internet at www.envisionreports.com/UUU for registered holders and http://www.edocumentview.com/UUU for street holders.

As used in this Proxy Statement, “we,” “us,” “our,” “DeFi Capital” and “the Company” refer to DeFi Capital Markets, Inc. The term “Annual Meeting,” as used in this Proxy Statement, includes any adjournment or postponement of such meeting.

Why is DeFi Capital conducting a virtual Annual Meeting?

We are using the latest technology in order to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to safely attend and participate in the Annual Meeting since our stockholders can participate from any location around the world with Internet access. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to vote.

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online by visiting meetnow.global/XXXXXXX. To log in to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice of Annual Meeting, on your proxy card or on the instructions that accompanied your Proxy Materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online meeting will begin promptly at 12:00 p.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your ownership of the Company’s common stock, par value $0.01 per share (the “Common Stock”) along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on ___________, 2026. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to Computershare by:

By email:	Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:	Computershare Trust Company, N.A.

DeFi Capital Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

When is the record date for the Annual Meeting?

The Board of Directors (the “Board”) has fixed the Record Date for the Annual Meeting as of the close of business on ___________, 2026.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were ___________ shares of Common Stock issued and outstanding, which constitutes all of the outstanding voting capital stock of the Company. Stockholders are entitled to one vote for each share of Common Stock held by them.

A majority of the ___________ outstanding shares of Common Stock, or ___________ such shares, will constitute a quorum at the Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with Computershare, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone or through the Internet, or vote by proxy using the proxy card that was sent to you in the Proxy Materials. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If, on the Record Date, your shares were held, not in your name but rather in an account at a brokerage firm, bank, dealer or other similar organization (the “record holder”), then you are the beneficial owner of shares held in “street name” and the Proxy Materials are being made available to you by the record holder or “nominee,” along with voting instructions. As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder, it will not be entitled to vote your shares on any proposal, except the proposal for the ratification of auditors, which is a routine item.

As the beneficial owner of shares, you are invited to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

How do I vote?

Either (1) mail your completed and signed proxy card(s) to DeFi Capital Markets, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, Attention: Corporate Secretary, (2) call the toll-free number printed on your proxy card(s) and follow the recorded instructions or (3) visit the website indicated on your proxy card(s) and follow the on-line instructions. If you are a registered stockholder and attend the Annual Meeting, then you may deliver your completed proxy card(s) or vote pursuant to the instructions on the proxy card. If your shares are held by your broker or bank, in “street name,” then you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not give instructions to your record holder, it will nevertheless be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2) and the approval of one or more adjournments of the Meeting to later dates or times to allow the Company additional time to further solicit votes (Proposal No. 6), but not on any other proposals.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

Proposal 1: FOR the election of the two (2) director nominees (page 6);

Proposal 2: FOR ratification of the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm (page 12);

Proposal 3: FOR approval of an amendment to the Company’s Articles of Incorporation (the “Articles”) to authorize 25 million shares of black check preferred stock (page 14);

Proposal 4: FOR approval of an amendment to the Articles to authorize 25 million shares of class B common stock (page 16);

Proposal 5: FOR approval of the issuance by the Company of additional shares of common stock underlying convertible notes issued or issuable pursuant to an amended and restated Securities Purchase Agreement dated October 9, 2026 (page 19); and

Proposal 6: FOR approval of one or more adjournments of the Meeting to later dates or times to allow the Company additional time to further solicit votes (page 22).

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote but do not make specific choices?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each nominee for director, “FOR” ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm, “FOR” approving an amendment to the Articles to authorize 25 million shares of black check preferred stock, “FOR” approving an amendment to the Articles to authorize 25 million shares of class B common stock, “FOR” approving the issuance by the Company of additional shares of common stock underlying convertible notes issued or issuable pursuant to an amended and restated Securities Purchase Agreement dated October 9, 2026, and “FOR” approving one or more adjournments of the Meeting to later dates or times to allow the Company additional time to further solicit votes. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposals 1, 3, 4 and 5 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposals 2 and 6 are considered to be a “routine” matters under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2 and Proposal 6.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure that your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials that you receive from your broker, bank or other agent.

Can I change my vote?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

●	by notifying our Secretary in writing at 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117 that you are revoking your proxy;

●	by submitting another properly completed proxy with a later date;

●	by transmitting a subsequent vote over the Internet or by telephone prior to by 11:00 a.m., Eastern Time on ___________, 2026; or

●	by attending and voting online during the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of Common Stock are present at the Annual Meeting or represented by proxy. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a valid proxy or attend the Annual Meeting will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. The inspectors of election appointed for the Annual Meeting will determine whether a quorum is present.

Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of the shares of Common Stock present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes	Matter
1	Election of Directors	Directors will be elected by a plurality of the votes cast by the holders of shares present or represented by proxy and entitled to vote on the election of directors. The three (3) nominees receiving the most “FOR” votes will be elected as directors.	No effect	No effect	Non-routine
2	Ratification of the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm	“FOR” votes from the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter.	Against	Not applicable(1)	Routine
3	Approval of an amendment of our Articles to authorize 25,000,000 shares of “blank check” preferred stock	“FOR” votes from the holders of a majority of the shares of Common Stock issued and outstanding	Against	Against	Non-routine
4	Approval of an amendment of our Articles to authorize 25,000,000 shares of class B common stock	“FOR” votes from the holders of a majority of the shares of Common Stock issued and outstanding	Against	Against	Non-routine
5	Approval of the issuance of Common Stock in connection with the PIPE Proposal	“FOR” votes from the holders of a majority of the votes cast on the matter.	No effect	No effect	Non-routine
6	Approval of adjournments of the Meeting, if necessary, to permit further solicitation and vote of proxies	“FOR” votes from the holders of a majority of the votes cast on the matter.	No effect	Not applicable(1)	Routine

(1)	This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one set of Proxy Materials?

It means that your shares may be registered in one or more names or multiple accounts at the transfer agent or with brokers. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

I share the same address with another stockholder of the Company. Why has our household only received one set of proxy materials?

The rules of the Securities and Exchange Commission’s (the “SEC”) permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. We have delivered only one set of proxy materials to stockholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any stockholder at that address.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call the Company at (410) 363-3000. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Board currently consists of five directors. The Company’s directors are divided into three classes and are typically elected for terms of three years each and until his successor is elected and qualifies. The Class I directors are Milton C. Ault, III and Ronald A. Seff; the Class II director is Ira F. Bormel; and the Class III directors are Harvey B. Grossblatt and Henry C.W. Nisser.

The term of the Class I directors at the Annual Meeting and the newly elected Class III directors will serve a term of three years until the 2029 annual stockholder meeting. The term of the Class II director expires at the annual stockholder meeting to be held in 2027. The term of the Class III directors expires at the annual stockholder meeting to be held in 2028. All directors serve until their respective successors are elected and qualified. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the term and until the director’s successor is duly elected and qualified. There are currently no vacancies on the Board.

Upon the recommendation of the independent directors on the Board, our Board has nominated the two (2) individuals listed in the table below for election as directors at the Annual Meeting. If you elect the nominees listed below, the Class I directors will serve a term of three years until the 2029 annual stockholder meeting and until each of their successors has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. All nominees are currently serving on our Board and have consented to being named in this Proxy Statement and to serve if elected.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If, for any reason, these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected.

Information about the Nominees

Nominee	Age (1)	Director Since	Director Class	Current Term Expires	To be Elected to Serve Until
Milton C. Ault, III	56	2025	I	2026	2029
Ronald A. Seff, M.D.	79	2002	I	2026	2029

(1)	Ages as of the Record Date.

The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Milton C. Ault, III has served as a director of our company since May 2025 and as Vice Chairman since September 2025. Mr. Ault has served as the Executive Chairman of Hyperscale Data, Inc, an issuer listed on the NYSE American (“Hyperscale Data”) since January 2021. Between December 2017 and January 2021, Mr. Ault was the Chief Executive Officer Hyperscale Data and between March 2017 and December 2017, Mr. Ault served as the Executive Chairman of Hyperscale Data. Mr. Ault has served as a director of Alzamend Neuro, Inc, an issuer listed on Nasdaq (“Alzamend”) since January 2024. Mr. Ault is Alzamend’s founder and served as Chairman of the Board and a director from inception in 2016 until its initial public offering in June 2021. Mr. Ault has served as Chairman and Chief Executive Officer of Ault & Company, Inc. (“Ault & Co.”) since December 2015, and as Chairman of Avalanche International Corp. (“AVLP”) from September 2014 until its liquidation in March 2025. Since January 2011, Mr. Ault has been the Vice President of Business Development for MCKEA Holdings, LLC, a family office. Since January 2024, Mr. Ault has served as the Chairman and Chief Executive Officer of RiskOn International, Inc. (“ROI”). Mr. Ault served as the Chairman of the Board of Ault Disruptive Technologies Corporation, an issuer previously listed on the NYSE American (“Ault Disruptive”) since its incorporation in February 2021 until October 2024. Between April 2023 and September 2024, Mr. Ault served as the Executive Chairman of the board of directors of Algorhythm Holdings, Inc., an issuer listed on Nasdaq (“RIME”). Mr. Ault is a seasoned business professional and entrepreneur who has spent more than twenty-seven years identifying value in various financial markets including equities, fixed income, commodities, and real estate. Throughout his career, Mr. Ault has consulted for publicly traded and privately held companies, providing each of them the benefit of his diversified experience, that range from development stage to seasoned businesses. We believe that Mr. Ault’s business background demonstrates he has the qualifications to serve as one of our directors.

Ronald A. Seff, M.D. has served as a director of our company since 2002. Dr. Seff has been in the private practice of ophthalmology since 1977. From 1977 until 1998, Dr. Seff practiced with, and was a senior executive of, a large medical practice with four offices in Maryland. We believe Dr. Seff’s extensive practical business experience gained as a senior executive of a large medical practice in which Dr. Seff had responsibility for a wide range of business functions gives him the qualifications and skills to serve as one of our directors.

Information about Class II Director Continuing in Office Until the 2027 Annual Meeting of Stockholders

Nominee	Age (1)	Director Since
Ira F. Bormel, CPA	65	2008

Ira F. Bormel, CPA has served as a director of our company since 2008. Mr. Bormel has served as chief financial officer of Berman Enterprises LLC and related companies, a Maryland based owner, developer and manager of office and retail commercial properties since 1999. Mr. Bormel is also a former chief financial officer of the Company. We believe that Mr. Bormel’s extensive operational and financial experience gives him the qualifications and skills to serve as one of our directors and as Chairman of the Audit Committee.

Information about Class III Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders

Nominee	Age (1)	Director Since
Harvey B. Grossblatt	80	1996
Henry C.W. Nisser	58	2025

Harvey B. Grossblatt has served as a director of our company since 1996 and as our Chief Executive Officer since August 2004. Mr. Grossblatt was Chief Financial Officer of our company from 1983 until August 2004, Secretary and Treasurer of our company from 1988 until August 2004 and Chief Operating Officer of our company from April 2003 through August 2004. We believe that Mr. Grossblatt’s extensive business experience leading our company demonstrates he has the qualifications to serve as one of our directors.

Henry C.W. Nisser has served as a director of our company since May 2025. Since May 2019, Mr. Nisser has served as the Executive Vice President and General Counsel of Hyperscale Data and as one of its directors since September 2020; he became Hyperscale Data’s President on January 12, 2021. Mr. Nisser has served as Executive Vice President and General Counsel of Alzamend on a part-time basis since May 2019. Since March 2023, Mr. Nisser has served as the President, General Counsel and director of ROI. Between February 2021 and October 2024, Mr. Nisser served as the President, General Counsel and a director of Ault Disruptive. Between April 2023 and August 2024, Mr. Nisser served as a director of RIME. Mr. Nisser was the Executive Vice President and General Counsel of AVLP from March 2019 until its liquidation in March 2025. From December 15, 2021 through March 16, 2022, Mr. Nisser served as Chief Executive Officer and on the board of directors of TurnOnGreen, Inc., an OTCID quoted company. Mr. Nisser has served as a President, General Counsel and a director of Ault & Co. since May 2019. From October 2011 through April 2019, Mr. Nisser was an associate and subsequently a partner with Sichenzia Ross Ference LLP, a law firm in New York. While with this law firm, his practice was concentrated on national and international corporate law, with a particular focus on U.S. securities compliance, public as well as private M&A, equity and debt financings and corporate governance. Mr. Nisser received his B.A. degree from Connecticut College, where he majored in International Relations and Economics. He received his LL.B. from University of Buckingham School of Law in the United Kingdom. We believe that Mr. Nisser’s extensive legal experience involving complex transactions and comprehensive knowledge of securities laws and corporate governance requirements applicable to listed companies give him the qualifications and skills to serve as one of our directors.

Involvement in Certain Legal Proceedings

To our knowledge, and except as disclosed below, none of our current directors has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; *

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

* Hyperscale Data issued a press release on August 15, 2023 which summarized the terms of Hyperscale Data’s and Mr. Ault’s settlement with the SEC. The press release announced, in pertinent part, that, “Under terms of the settlement, [Hyperscale Data] and Mr. Ault neither admit nor deny the SEC’s findings, which do not entail intentional misconduct. [Hyperscale Data] will pay a civil penalty of $700,000 that was fully accrued in the fourth quarter of 2022; Mr. Ault will pay disgorgement of $85,504 and a civil penalty of $150,000. In addition, [Hyperscale Data] has undertaken to retain an independent consultant to conduct a comprehensive review of [Hyperscale Data]’s internal control over financial reporting and disclosure controls and procedures, and to issue a report providing recommendations for improvements.” All the foregoing payments were made in August 2023.

The action brought by the SEC alleged that (i) Hyperscale Data had violated Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”) and Sections 13(a), 13(b)(2)(A), 13(b)(2)(B) and 14(a) of the Exchange Act and Exchange Act Rules 12b-20, 13a-1, 13a-11, 13a-13, 13a-15(a), 14a-3, and 14a-9 thereunder and (ii) Mr. Ault had violated, and caused Hyperscale Data to violate, Sections 17(a)(2) and 17 (a)(3) of the Securities Act and Exchange Act Section 14(a) and Exchange Act Rules 14a-3 and 14a-9, caused Hyperscale Data’s violations of Exchange Act Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) and Exchange Act Rules 13a-1, 13a-11, 13a-13, and 12b-20, and violated Exchange Act Rule 13b2-1. In summary, the foregoing sections and rules relate to alleged violations of U.S. federal securities laws consisting of, without limitation, material misstatements regarding certain businesses of Hyperscale Data, the failure to disclose interests in related person transactions, improper recording of purported consulting services, erroneous accounting of investments, and the failure to maintain accounting and disclosure controls.

Further, the SEC ordered each of Hyperscale Data and Mr. Ault to cease and desist from committing or causing any violations and future violations of the foregoing sections and rules of the Securities Act and Exchange Act that the SEC had alleged had been violated by each of them.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Family Relationships

None.

Board Independence

Our Board has undertaken a review of the independence of each director and director nominee and has determined that Messrs. Nisser, Bormel and Seff are independent, and that each director who serves on or is nominated for each of its committees is independent, as such term is defined by standards of the SEC and the NYSE American. Neither of Messrs. Grossblatt or Ault meet the independence standards.

Board Meetings and Attendance

During the fiscal year ended March 31, 2026, the Board convened four times and the Board and various committees also took other actions by unanimous written consent. Each of the incumbent directors attended at least 75% of the meetings of the Board or committees of the Board on which he or she served during the fiscal year ended March 31, 2026 (in each case, which were held during the period for which he was a director and/or a member of the applicable committee). We encourage, but do not require, our Board members to attend the Annual Meeting.

In accordance with NYSE American requirements, we are required to hold meetings of the Board on at least a quarterly basis. In addition, the independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Board Committees

Our Board has established two (2) standing committees: the Audit Committee and the Compensation Committee, each of which is composed solely of independent directors and is described more fully below. Our Board may establish other committees from time to time.

The following table provides membership information for each committee:

Name	Audit Committee	Compensation Committee
Ira F. Bormel	** +	*
Ronald A. Seff	*	**

* Member of Committee

** Chairman of Committee

+ “Audit committee financial expert” as defined in SEC regulations.

Below is a description of each committee of the Board.

Audit Committee

The Audit Committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The Committee’s responsibilities include, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company’s independent auditors, who report directly to the Audit Committee. None of the Audit Committee members is an employee of the Company and each is independent under existing NYSE American and SEC requirements. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that Mr. Bormel satisfies this definition. Accordingly, Mr. Bormel has been designated by the Board as the Company’s audit committee financial expert. During the fiscal year ended March 31, 2026, the Audit Committee met four times. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website, www.universalsafetyprod.com, under the “Investor Relations” tab.

Compensation Committee

Messrs. Seff and Bormel currently serve as members of the Compensation Committee, with Dr. Seff serving as chair of the committee. Our Board has determined that each current member of the Compensation Committee is “independent” as defined under the applicable listing standards of the NYSE American. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company. The Board has not adopted a charter with respect to the Compensation Committee. The Compensation Committee did not meet during the fiscal year ended March 31, 2026.

Board Nominations

The independent members of the Board acts as a nominating committee for the annual selection of its nominees for election as directors, and the Board did not meet during the 2026. The Board has not adopted a charter with respect to the nominating committee function. The Board believes that the interests of the Company’s stockholders are served by relegating the nominations process to the Board members who are independent from management. While the Board will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company’s stockholders for nominees, nor established any procedures for this purpose. In considering prospective nominees, the Board will consider the prospect’s relevant financial and business experience, the integrity and dedication of the prospect, his independence and other factors the Board deems relevant. The Board of Directors will apply the same criteria to nominees recommended by stockholders as those recommended by the full Board. Nominations for director may be made by stockholders, provided such nominations comply with certain timing and informational requirements set forth in the Company’s Bylaws.

Leadership Structure and Risk Oversight

Our Board is currently chaired by Mr. Grossblatt. Mr. Grossblatt has been a director since 1996 and an executive officer since 1983. Given Mr. Grossblatt’s extensive history with and knowledge of our company, we believe his role as our Chairman facilitates a regular flow of information between the Board and management and ensures that they both act with a common purpose.

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our independent directors monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and changes in ownership of our Common Stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during our fiscal year ended March 31, 2026, except for (i) one Form 4 from each of Messrs. Grossblatt, Huff and Seff, relating to options granted by the Company and (ii) three Form 4s from Mr. Ault relating to shares purchased in the open market.

Code of Ethics

The Company has adopted a Code of Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. We have posted on our website a current copy of the Code of Ethics and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code of Ethics.

Stockholder Communications with Our Board of Directors

Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o DeFi Capital Markets, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117. Our Secretary will forward all comments directly to the Board. These communications will be reviewed by the Secretary of the Company designated by the Board who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

Director Compensation

The Company pays certain independent directors an annual base amount of $10,000. Directors’ compensation is payable in cash or shares of Common Stock (computed at the closing price as reported by the NYSE American on the date of the payment).

The table below sets forth, for each non-employee director, the total amount of compensation related to his or her service during the year ended March 31, 2026:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Options awards ($)	All other compensation ($)	Total ($)
Cary Luskin(1)	2,500	—	—	—	2,500
Henry Nisser	—	—	—	—	—
Ronald A. Seff, M.D.	10,000	—	—	—	10,000
Ira F. Bormel, CPA	10,000	—	—	—	10,000

(1)	Mr. Luksin resigned from the Board, effective July 28, 2025.

Vote Required

Directors are elected by a plurality of the votes of the shares present during the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two (2) nominees for Class I director receiving the most “FOR” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two (2) nominees named above. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this Proxy Statement.

Our Recommendation

The Board unanimously recommends that the stockholders vote “FOR” each of the director nominees.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of CBIZ CPAs P.C., independent registered public accounting firm, has been selected by the Audit Committee as our auditors for the fiscal year ending December 31, 2026. CBIZ CPAs P.C. has acted as the independent registered public accounting firm for DeFi Capital since 2015 (such date takes into account the acquisition of the attest business of Marcum LLP by CBIZ CPAs P.C. effective November 1, 2024). No representative of CBIZ CPAs P.C. is expected to attend the Annual Meeting.

The Company’s organizational documents do not require that the stockholders ratify the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm. DeFi Capital requests such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain CBIZ CPAs P.C., but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of DeFi Capital and its stockholders.

Independent Registered Public Accounting Firm Fees

The following table shows the aggregate fees billed to us for professional services by CBIZ CPAs P.C. for the years ended March 31, 2026 and 2025:

	2026	2025
Audit Services	$361,000	$293,000
Audit Related Services	—	—
Tax Services	—	—
All Other Services	—	—
Total	$361,000	$293,000

Audit Fees. Audit fees include fees billed for the fiscal years ended March 31, 2026 and 2025, in connection with the annual audits of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by the Auditor that are closely related to the audit and in many cases could only be provided by the Auditor. Such services include consents related to Securities and Exchange Commission and other regulatory filings. The aggregate fees for audit services for the fiscal years ended March 31, 2026 and 2025 totaled approximately $361,000 and $293,000, respectively.

Audit Related Fees. Audit related services include due diligence services related to accounting consultations, internal control reviews and employee benefit plan audits. There were no fees billed for audit related services paid by the Company during the fiscal years ended March 31, 2026 and 2025.

Tax Fees. Tax fees include corporate tax compliance, advisory and planning services. There were no tax related services provided in fiscal years ended March 31, 2026 and 2025.

All Other Fees. There were no other fees for services provided in the fiscal years ended March 31, 2026 and 2025.

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. Our independent auditors are required to report periodically to the Audit Committee regarding the extent of services they provide in accordance with such pre-approval.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended March 31, 2026

The Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s internal controls and financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended March 31, 2026 for filing with the SEC.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2026 with management of the Company. The audit committee has discussed with our independent registered public accounting firm, CBIZ CPAs P.C., the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from CBIZ CPAs P.C. required by applicable requirements of the PCAOB regarding CBIZ CPAs P.C.’s communications with the audit committee concerning independence, and has discussed with CBIZ CPAs P.C. the firm’s independence. Based on the foregoing, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 for filing with the SEC.

DeFi Capital Markets, Inc.

Audit Committee

Ira F. Bormel, Chair

Ronald A. Seff

Vote Required

The affirmative vote of the holders of majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of CBIZ CPAs P.C.

Our Recommendation

The Board unanimously recommends that the stockholders vote “FOR” the ratification of CBIZ CPAs P.C., as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE 25,000,000 SHARES OF PREFERRED STOCK AND TO PERMIT THE ISSUANCE OF THOSE 25,000,000 SHARES OF PREFERRED STOCK WITH RIGHTS AND PREFERENCES TO BE DETERMINED BY THE BOARD FROM TIME TO TIME

Overview

Our Board has unanimously adopted (i) a resolution approving an amendment to our Articles of Incorporation (the “Articles of Incorporation”) to authorize 25,000,000 shares of “blank check” preferred stock (the “Preferred Stock”), par value $0.01 per share (the “Preferred Stock Authorization”) and (ii) directing that the Preferred Stock Authorization be submitted to the stockholders for approval at the Annual Meeting. The Preferred Stock Authorization will become effective upon the filing of the amendment to the Articles of Incorporation with the Maryland Department of Assessments and Taxation (“SDAT”). We will file the amendment to the Articles of Incorporation to effectuate the Preferred Stock Authorization (the “Preferred Stock Amendment”) as soon as practicable after having received approval from our stockholders for this proposal, if received. The full text of the proposed Preferred Stock Amendment is attached to this Proxy Statement as Annex A. However, the text of the proposed Preferred Stock Amendment is subject to revision to include such changes as may be required by the SDAT and as our Board deems necessary and advisable to effect the proposed Preferred Stock Amendment. In addition, as the Company is considering more than one amendment to the Articles of Incorporation in this proxy statement, to the extent that both amendments to the Articles of Incorporation are approved by the stockholders, the Company intends to file an amended and restated Articles of Incorporation to integrate into a single document the proposed amendments discussed in this proxy statement that are approved by our stockholders. The Board retains the discretion to abandon and not implement the Preferred Stock Amendment at any time before it becomes effective.

If this proposal is approved, and the Preferred Stock is authorized, it may be issued, from time to time, as authorized by the Board in one or more series, in such numbers of shares, with such designations, powers, including voting powers, full or limited, or no voting powers, conversion rights, redemption rights, preferences, and relative, participating, optional, or other special rights, qualifications, limitations, and restrictions as the Board determines. The powers, preferences, and relative, participating, optional, or other special rights of each series of Preferred Stock, and any qualifications, limitations, or restrictions of a series may differ from those of any other series.

Our Board has determined that the Preferred Stock Authorization proposal is in the best interests of the Company and recommends approval by stockholders.

Potential Advantages of the Preferred Stock Authorization

Our Board has adopted the proposed Preferred Stock Amendment to provide maximum financial and strategic flexibility with respect to future financing transactions. Preferred Stock is commonly authorized by publicly traded companies and can be used as a preferred means of raising capital. In some circumstances, companies, including ours, may be required to issue senior classes of securities to raise capital, with the terms of those securities being negotiated and tailored to meet the needs of both investors and issuing companies. Such senior securities often include liquidation preferences and dividend rights, conversion privileges and other rights not found in Common Stock.

If the proposal is approved, and our Articles are amended, our Board would be able to issue the additional shares of authorized Preferred Stock with such designations, preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) thereof, as the Board may in the future establish by resolution or resolutions and by filing a certificate pursuant to the MGCL (a “Preferred Stock Designation”), from time to time, providing for the issuance of such Preferred Stock. No vote of the holders of our Common Stock or Preferred Stock, unless otherwise expressly provided in the Articles or in a Preferred Stock Designation creating any series of Preferred Stock or, to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of our common or Preferred Stock are then listed or traded, will be a prerequisite to the issuance of any series of Preferred Stock.

Approval of the proposed Preferred Stock Amendment will not alter or modify the rights, preferences, privileges or restrictions of outstanding shares of our Common Stock.

Potential Disadvantages of the Preferred Stock Authorization

The authorized but unissued shares of Preferred Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board or, as required by law or the rules of the NYSE American, without the approval and authorization of our stockholders. Our Board does not intend to solicit further stockholder approval prior to the issuance of shares of Preferred Stock, except as may be required by applicable law or by the rules of the NYSE American.

The possible future issuance of shares of our Preferred Stock or securities convertible or exercisable into our Preferred Stock could affect our current stockholders in a number of ways. The issuance of new shares of Preferred Stock could cause immediate dilution of the ownership interests and the voting power of our existing stockholders. New issuances of Preferred Stock may also affect the amount of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the Company.

In addition, the future issuance of shares of our Preferred Stock or securities convertible or exercisable into shares of our Preferred Stock could:

●	dilute the market price of our Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices, or, if the issuance consists of securities convertible or exercisable into Common Stock, to the extent that the securities provide for the conversion or exercise into Common Stock at prices that could be below current trading prices of the Common Stock, which dilution, in each case, may increase the volatility and affect the market value of our trading securities;
●	dilute the earnings per share, if any, and book value per share of the outstanding shares of our Common Stock; and
●	make the payment of dividends on Common Stock, if any, potentially more expensive.

No specific shares of Preferred Stock are being designated at this time, and we do not currently have any agreements in writing to issue shares of Preferred Stock.

Anti-Takeover Effects

Although the proposed Preferred Stock Amendment is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of authorized shares of Preferred Stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, Preferred Stock could be issued to purchasers who might side with management in opposing a takeover bid which the Board determines is not in the best interests of the Company and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuing Preferred Stock without further action by the stockholders may delay or prevent a change of control of the Company, may discourage bids for the Company’s Common Stock or Preferred Stock at a premium over the market price of the Common Stock or Preferred Stock, and may adversely affect the market price of the Common Stock or Preferred Stock. Thus, increasing the authorized Preferred Stock could render more difficult and less likely a hostile merger, tender offer, or proxy contest, assumption of control by a holder of a large block of the Company’s stock, and the possible removal of the Company’s incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our stock without our approval.

No Dissenters’ or Appraisal Rights

Under the MGCL, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the proposed Preferred Stock Amendment to our Articles to authorize the creation of 25 million shares of “blank check” Preferred Stock and we will not independently provide our stockholders with any such rights.

Vote Required

The Preferred Stock Amendment to the Articles requires the receipt of the affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date.

Our Recommendation

The Board unanimously recommends a vote “FOR” the approval of an amendment of our Articles to authorize 25,000,000 shares of preferred stock and to permit the issuance of those 25,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board from time to time.

PROPOSAL 4: APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CREATE A NEW CLASS OF COMMON STOCK

Overview

The Board has approved an amendment (the “Class B Amendment”) to the Articles of Incorporation to create a new class of common stock, which would be known as class B common stock (the “Class B Common Stock”). The Class B Amendment would authorize the designation of 25,000,000 shares of our common stock as Class B Common Stock. As part of the Class B Amendment, we would further amend the Articles of Incorporation to rename the current Common Stock to “Class A common stock” (the “Class A Common Stock”), in order to better distinguish between our classes of common stock. Our current Articles of Incorporation authorize us to issue a single class of common stock.  Shares of our Common Stock are traded on the NYSE American.

The creation of the Class B Common Stock would become effective upon the filing of the Class B Amendment with the SDAT. We will file the Class B Amendment as soon as practicable after having received approval from our stockholders for this proposal, if received. The full text of the proposed Class B Amendment is attached to this Proxy Statement as Annex B. However, the text of the proposed Class B Amendment is subject to revision to include such changes as may be required by the SDAT and as our Board deems necessary and advisable to effect the proposed Class B Amendment. In addition, as the Company is considering more than one amendment to the Articles of Incorporation in this proxy statement, to the extent that both amendments to the Articles of Incorporation are approved by the stockholders, the Company intends to file an amended and restated Articles of Incorporation to integrate into a single document the proposed amendments discussed in this proxy statement that are approved by our stockholders. The Board retains the discretion to abandon and not implement the Class B Amendment at any time before it becomes effective.

Class B Common Stock

The new class of common stock would consist of 25,000,000 shares of Class B Common Stock, par value $0.01 per share.  Each share of our Class B Common Stock would generally have terms identical to a share of our Class A Common Stock, except with respect to voting power.  Stockholders would be entitled to twenty-five votes for each share of Class B Common Stock held by them compared to one vote for each share of Class A Common Stock, when voting together on matters presented to our stockholders.

Subject to rules and regulations of the SEC and the NYSE American, if issued, shares of our Class B Common Stock would be freely transferable. Holders of our Class B Common Stock would have no preemptive rights to purchase shares of our common stock.  There would be no conversion rights or sinking fund provisions for shares of our Class B Common Stock.  Holders of shares of our Class B Common Stock would have no cumulative voting rights.

Our Board may from time to time declare dividends and other distributions with respect to our common stock, subject to any rights of our preferred stockholders, of which there are currently none.  Upon liquidation, shares of our Class B Common Stock would share ratably on a per share basis in net assets to be distributed to common stockholders together with the Class A Common Stock.

While we are currently not authorized to issue preferred stock (although we are seeking to obtain stockholder approval to issue shares of preferred stock pursuant to Proposal No. 1 in this Proxy Statement), if such shares were authorized and then issued, such preferred holders may have priority to the holders of shares of our common stock, including shares of our Class B Common Stock, with respect to liquidation preference, dividends distribution and other rights.

Reasons for the Creation of the Class B Common Stock

The creation of Class B Common Stock would permit us to raise additional capital or engage in a range of investment and strategic opportunities.   Our Board of Directors believes that in order for us to continue our growth, we must maintain flexibility to raise capital, particularly in the equity markets, and to issue our capital stock in strategic business combination transactions.  The potential issuance of Class B Common Stock is intended to permit us to raise additional equity capital and to engage in a variety of investment, acquisition and strategic opportunities, as well as to potentially reward our existing stockholders.

Preserving the ability to issue Class B Common Stock, which will have the ability to cast twenty-five votes for each share, will also have the effect of making us less vulnerable to an unsolicited takeover attempt at a price which, in the Board’s view, might not reflect the Company’s true value (although this proposal was not motivated by anti-takeover concerns; see below).  However, we are not aware of any existing or planned effort on the part of any party to accumulate material amounts of Class A Common Stock, or to acquire control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change our management.  In addition, there have been no offers to acquire our Class A Common Stock or our assets.

We have no specific plans at this time to issue shares of our Class B Common Stock, and this proposal does not constitute an offering of shares of our Class B Common Stock, which can only be made in compliance with applicable securities laws.

Potential Disadvantages of the Class B Common Stock Authorization

The authorized but unissued shares of Class B Common Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board, as required by law or the rules of the NYSE American, or, if applicable, with the approval and authorization of our stockholders. Our Board does not intend to solicit further stockholder approval prior to the issuance of shares of Class B Common Stock, except as may be required by applicable law or by the rules of the NYSE American.

Section 122 of the NYSE American Company Guide (“Section 122”) provides that the, “Voting rights of existing shareholders of publicly traded common stock registered under Section 12 of the [Securities] Exchange Act [of 1934, as amended] cannot be disparately reduced or restricted through any corporate action or issuance (the “Voting Rights Policy”). Examples of such corporate action or issuance include, but are not limited to . . . the issuance of super voting stock.” In the event that the Company were to violate the Voting Rights Policy, the NYSE American would likely initiate proceedings to suspend trading in the Company’s Class A Common Stock as a preliminary step prior to the final consequence of delisting the Class A Common Stock. In the event that trading in the Class A Common Stock was suspended or delisted from the NYSE American, our trading volume and share price would almost certainly decrease and we may experience difficulties in raising capital or selling securities, which could materially affect our results of operations and financial condition. Further, being delisted from the NYSE American could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees.

While authorization of the Class B Common Stock would allow the Company the ability to issue such stock in violation of the Voting Rights Policy, the Company presently has no intention of issuing any shares of Class B Common Stock that would result in the violation of the rules or regulations of the NYSE American (or any other securities exchange that the Class A Common Stock is then listed upon), including the Voting Rights Policy. The Board strongly values the Company’s listing on the NYSE American and so long as the Company’s Class A Common Stock is listed on the NYSE American, we will not issue any stock that will violate the Voting Rights Policy. Prior to any issuance of the Class B Common Stock, the Company shall consult with the staff of the NYSE American to ensure such issuance does not violate the rules and regulations of NYSE American, including without limitation Section 122. As the Company currently has no plans to issue any shares of Class B Common Stock, if they were to be authorized pursuant to this proposal, the Company has not had any consultations with the NYSE American regarding this proposal to date.

The possible future issuance of shares of our Class B Common Stock could affect our current stockholders in a number of ways. The issuance of new shares of Class B Common Stock and/or Class A Common Stock would cause immediate dilution of the ownership interests of our existing stockholders. The issuance of new shares of Class B Common Stock would cause immediate dilution of the voting power of holders of our existing Class A Common Stock. New issuances of Class B Common Stock and/or Class A Common Stock may also affect the amount of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the Company.

In addition, the future issuance of shares of our Class B Common Stock or securities convertible or exercisable into or for shares of our Class B Common Stock could:

●	dilute the market price of our Class A Common Stock, to the extent that the shares of Class B Common Stock are issued and sold at prices below current trading prices, or, if the issuance consists of securities convertible or exercisable into Class B Common Stock, to the extent that the securities provide for the conversion or exercise into Class B Common Stock at prices that could be below current trading prices of the Class A Common Stock, which dilution, in each case, may increase the volatility and affect the market value of our trading securities;
●	dilute the earnings per share, if any, and book value per share of the outstanding shares of our Class A Common Stock; and
●	make the payment of dividends on Common Stock, if any, potentially more expensive.

We do not currently have any agreements to issue shares of Class B Common Stock.

Anti-Takeover Effects

Although the proposed Class B Amendment is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of authorized shares of Class B Common Stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, if all 25,000,000 shares of Class B Common Stock were issued, those shares would be entitled to cast 625 million votes at a stockholders’ meeting, which would equal approximately 55.6% of the maximum number of votes that may be cast, presuming that all shares of Class A Common Stock were issued and outstanding. Further, Class B Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which the Board determines is not in the best interests of the Company and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuing Class B Common Stock without further action by the stockholders may delay or prevent a change of control of the Company, may discourage bids for the Company’s Class A Common Stock or Preferred Stock at a premium over the market price of the Class A Common Stock or Preferred Stock, and may adversely affect the market price of the Class A Common Stock or Preferred Stock. Thus, authorizing the issuance of Class B Common Stock could render more difficult and less likely a hostile merger, tender offer, or proxy contest, assumption of control by a holder of a large block of the Company’s stock, and the possible removal of the Company’s incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our stock without our approval.

No Dissenters’ or Appraisal Rights

Under the MGCL, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the proposed creation of the Class B Common Stock and the change to our Articles and we will not independently provide our stockholders with any such rights.

Vote Required

The Class B Amendment to the Articles of Incorporation requires the receipt of the affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date.

Our Recommendation

The Board unanimously recommends a vote “FOR” the approval of the amendment to the Articles of Incorporation to create a new class of common stock.

PROPOSAL 5: APPROVAL, PURSUANT TO NYSE AMERICAN LISTING RULE 713(a), OF THE CONVERSION OF THE CONVERTIBLE NOTES

We are asking our stockholders to approve the issuance by the Company to SJC Lending, LLC, a Delaware limited liability company and a sophisticated investor (“SJC”) of shares of Common Stock underlying convertible promissory notes in the aggregate principal amount of up to $2.65 million (the “Convertible Notes”) for a total purchase price of up to $2.5 million dollars (the “Loan”), which purchase price shall consist solely of cash, pursuant to that certain Securities Purchase Agreement by and between the Company and SJC dated June 12, 2026 (the “Execution Date”) as amended and restated on October 9, 2026 (the “SPA”).

We are seeking stockholder approval for the issuance of shares of Common Stock upon conversion of the Convertible Notes in excess of 19.99% of the total number of shares of Common Stock outstanding as of the Execution Date. Although we obtained stockholder approval related to Convertible Notes issued or issuable pursuant to the SPA at a special stockholder meeting held on July 31, 2026, since we and SJC amended and restated the SPA subsequent to the stockholder approval, we are seeking a new stockholder approval of the amended and restated terms of the SPA.

If this Proposal No. 5 is not approved by our stockholders, the Company will not be able to extinguish the Loan to SJC through permitting SJC to fully convert the Convertible Notes. In that event, the Company anticipates it would need to seek alternative methods of repaying the Loan owed to SJC, likely under less favorable terms than those offered by SJC.

Description of the SPA

The SPA provides that the Loan shall be conducted through three (3) separate tranche closings, provided, however, that SJC has the ability, exercisable in its sole discretion, to purchase any principal face amount of Convertible Notes prior to the dates of the tranche closings provided for in the SPA. Pursuant to the Agreement, the initial tranche closing, which occurred on the Execution Date, consisted of the issuance of a Convertible Note to SJC in the principal face amount of $1,060,000, for a purchase price of One Million Dollars ($1,000,000) and the second tranche closing, which occurred on July 29, 2026, consisted of the issuance of a Convertible Note to SJC in the principal face amount of $530,000, for a purchase price of Five Hundred Thousand Dollars ($500,000)

Pursuant to the SPA, within thirty (30) days after the SEC declares a registration statement registering for resale under the Securities Act of 1933, as amended (the “Securities Act”) the shares of Comon Stock issuable upon conversion of the Convertible Notes, SJC shall be required to complete the third and final tranche by purchasing a Convertible Note in the principal face amount of $1,060,000, for a purchase price of One Million Dollars ($1,000,000) (the “Final Closing”).

Pursuant to the SPA, at any time on or prior to the three month anniversary of the Final Closing, SJC shall have the right to purchase an additional $2,650,000 of convertible promissory notes from the Company for $2.5 million in cash, on the same terms and conditions as contained in the SPA and the other transaction documents (the “Additional Investment Right”). If SJC exercises its Additional Investment Right granted under the SPA, the new documents shall also contain an additional investment right on the same terms and conditions as contained in the SPA, until the earlier of (i) such time as SJC has purchased an aggregate of $10,600,000 of convertible promissory notes issued by the Company or (ii) SJC elects not to exercise its Additional Investment Right.

Additionally, commencing on the Execution Date and continuing until the earlier of (i) such date when the Convertible Notes are no longer outstanding or (ii) one (1) year thereafter, the Company shall be prohibited from entering into a variable rate transaction.

From the Execution Date and continuing until the date that is one (1) year therefrom, SJC shall have a right of first refusal with respect to any investment proposed to be made by any individual or entity for each and every future public or private equity offering, including a debt instrument convertible into equity of the Company during such period.

The SPA contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. The representations, warranties and covenants contained in the SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Description of the Convertible Notes

The first Convertible Note, which was issued to SJC on June 12, 2026, has a principal face amount of $1,060,000 and was issued with an original issue discount of six percent (6%). The second Convertible Note, which was issued to SJC on July 29, 2026, has a principal face amount of $530,000 and was issued with an original issue discount of six percent (6%). The third and final Convertible Note will be issued as described above under “Description of the SPA”. The Convertible Notes accrue interest at the rate of 8% per annum, unless an event of default (as defined in the Convertible Notes) occurs, at which time the Convertible Notes would accrue interest at 20% per annum. The Convertible Notes will mature on the first anniversary of issuance. The Convertible Notes are convertible into shares (the “Conversion Shares”) of the Company’s Common Stock at any time after NYSE American approval of the Supplemental Listing Application (the “SLAP”) at a conversion price (the “Conversion Price”) equal to the greater of (i) $1.00 (the “Floor Price”), which Floor Price shall not be adjusted for stock dividends, stock splits, stock combinations and other similar transactions and (ii) 80% of the lowest VWAP (as defined in the Convertible Notes) of the Common Stock during the five (5) trading days immediately prior to the date of conversion into shares of Common Stock, but not greater than $10.00 per share.

The Company may not issue Conversion Shares to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Execution Date, in accordance with the rules and regulations of the NYSE American unless the Company first obtains stockholder approval.

The Convertible Notes contain standard and customary events of default including, but not limited to, failure to pay amounts due under the Convertible Notes when required, failure to deliver Conversion Shares when required, default in covenants and bankruptcy events.

The foregoing descriptions of the SPA, the Convertible Notes and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the SPA filed as Exhibit 10.1, and the form of the Convertible Note filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on October 9, 2026 and are incorporated herein by reference.

Stockholder Approval Requirement

As noted above, the number of shares to be issued to SJC is initially limited to 19.99% of the total number of shares of Common Stock outstanding as of the Execution Date until such time as the stockholders of the Company approve the issuance of the additional Conversion Shares. We agreed to promptly seek such stockholder approval and we previously obtained stockholder approval related to Convertible Notes issued or issuable pursuant to the SPA at a special stockholder meeting held on July 31, 2026. However, since we and SJC amended and restated the SPA subsequent to that stockholder approval, we are seeking a new stockholder approval of the amended and restated terms of the SPA.

Rule 713(a) of the NYSE American requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the issuer equals 20% or more of presently outstanding Common Stock, or equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock, or when the issuance or potential issuance of additional shares will result in a change of control of the issuer.

Stockholder approval of this Proposal No. 5 will constitute stockholder approval for purposes of Rule 713(a) of the NYSE American.

We are seeking stockholder approval for the issuance of 2,650,000 shares of Common Stock (assuming the Convertible Notes are converted at the Floor Price), plus such number of shares of Common Stock issuable upon conversion of accrued but unpaid interest, to SJC in connection with the conversion of the Convertible Notes.

Our stockholders are not entitled to dissenters’ rights with respect to this Proposal No. 5, and we will not independently provide stockholders with any such right.

Reasons for Transaction

The Company was in need of financing to fund its operations at the time of the SPA was entered into, necessitating the issuance of the Convertible Notes, and expects that it will need to raise significant cash financing to operate and expand its operations in the foreseeable future. If this Proposal No. 5 is not approved by our stockholders, the Company will not be able to extinguish its debt, represented by the Loan, to SJC through permitting SJC to fully convert its Convertible Notes. In that event, the Company anticipates it would need to seek alternative methods of repaying the debt owed to SJC, likely under less favorable terms than those offered by SJC.

Effect on Current Stockholders; Dilution

The Convertible Notes do not affect the rights of the holders of outstanding Common Stock, but the issuance of Conversion Shares to SJC pursuant to the terms of the Convertible Notes will have a dilutive effect on our existing stockholders, including the voting power and the economic rights of the existing stockholders. If we were to have issued SJC all 2,650,000 Conversion Shares (excluding such number of shares of Common Stock issuable upon conversion of accrued but unpaid interest) that it may acquire presuming stockholder approval upon conversion of the Convertible Notes, assuming the entirety of the Convertible Notes it may acquire with stockholder approval had been converted on the Record Date, SJC would have acquired approximately ___% of the __________ shares of Common Stock that would then have been outstanding as of the Record Date.

The availability for sale of a large number of shares by SJC may depress the market price of our Common Stock and could in the future impair our ability to raise additional capital through the public sale of our Common Stock. We do not have any arrangement with SJC to address the possible effect on the price of our Common Stock of the sale by SJC of its shares.

Pursuant to the Convertible Notes, the Company shall not issue, and SJC shall not acquire, any shares of our Common Stock under the Convertible Notes if such shares proposed to be issued and sold, when aggregated with all other shares of our Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) by SJC and its affiliates, would result in the beneficial ownership by SJC and its affiliates in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. This beneficial ownership limitation limits the number of shares SJC may beneficially own at any one time to 4.99% of our outstanding Common Stock, provided, however, that SJC may, upon notice to the Company, increase the Maximum Percentage to 9.99%, which would be effective 61 days after such notice is delivered to the Company. Consequently, the number of shares SJC may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of our Common Stock increases over time. SJC may sell some or all of the shares it acquires upon conversion of the Convertible Notes, subject to SJC’s compliance with the Securities Act and applicable state law. Even though SJC’s beneficial ownership of our Common Stock is subject to the Maximum Percentage, SJC may be in a position to exert influence over the Company and there is no guarantee that the interests of SJC will align with the interests of other stockholders.

Vote Required

The issuance of shares underlying the Convertible Notes to SJC requires the receipt of the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.

Our Recommendation

The Board unanimously recommends a vote “FOR” the approval of the issuance of shares of Common Stock underlying the Convertible Notes to SJC in order to comply with Rule 713(a) of the NYSE American.

PROPOSAL 6: APPROVAL TO ADJOURN THE ANNAUL MEETING TO LATER DATES OR TIMES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IF, BASED UPON THE TABULATED VOTE AT THE TIME OF THE ANNUAL MEETING, THERE ARE NOT SUFFICIENT VOTES TO APPROVE OTHER PROPOSALS BEFORE THE ANNUAL MEETING

Overview

The Adjournment Proposal, if adopted, will allow the Chairman of the Annual Meeting to adjourn the Annual Meeting one or more times to later dates or times to permit further solicitation of proxies. The Adjournment Proposal will only be presented to the Company’s stockholders in the event that based upon the tabulated vote at the time of the Annual Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Blank Check Preferred Proposal or the Class B Common Proposal. In no event will the Annual Meeting be adjourned beyond the date by which it may properly done under the Company’s Bylaws or Maryland law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by stockholders, the Company may not be able to adjourn the Annual Meeting to later dates or times in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Proposals.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.

Our Recommendation

The Board unanimously recommends a vote “FOR” the approval to adjourn the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve other proposals before the Annual Meeting.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

Executive Officers

The executive officers are elected by our Board and hold office until their successors are elected and duly qualified. There are no family relationships between any of our directors or executive officers. The current executive officers of the Company are as follows:

Name	Age	Offices Held
Harvey B. Grossblatt	80	Chief Executive Officer and Director
James B. Huff	75	Chief Financial Officer, Secretary and Treasurer

Biographical information about Mr. Grossblatt is provided in “Proposal No. 1 – Election of Directors.”

James B. Huff has been our Chief Financial Officer since August 2004 and Secretary and Treasurer since October 2004.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current officers have, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary compensation information for the following persons: (i) all persons serving as our principal executive officer during the years ended March 31, 2026 and 2025, and (ii) up to our two other most highly compensated executive officers who received compensation during the years ended March 31, 2026 and 2025, who were executive officers on the last day of our fiscal year. The following table includes all compensation earned by the named executive officers for the respective period, regardless of whether such amounts were actually paid during the period:

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Harvey B. Grossblatt,	2026	352,286	—	—	88,000	73,218		513,504
President and CEO	2025	352,286	—	—	—	80,994	(1)	433,280

James B. Huff,	2026	239,426	—	—	44,000	17,140		301,925
Secretary/Treasurer/CFO	2025	198,153	—	—	—	18,399	(2)	216,552

(1)	All other compensation for Mr. Grossblatt for 2025 and 2024, respectively, includes employer 401(k) contributions of $40,815 and $40,815, medical reimbursement and health insurance premiums of $33,029 and $24,870, group life and disability premiums of $6,298 and $4,625, and auto lease value of $852 and $852.

(2)	All other compensation for Mr. Huff for 2025 and 2024, respectively, includes employer match of 401(k) contributions of $6,000 and $6,000, group life and disability premiums of $4,599 and $4,630 and auto lease value or reimbursement allowance of $7,800 and $7,800.

Employment Agreements

On October 1, 2025, the Company entered into an employment agreement (the “Agreement”) with Harvey B. Grossblatt, the Company’s President and Chief Executive Officer, to continue to serve as the Company’s President and Chief Executive Officer through July 31, 2027.

Pursuant to the Agreement, Mr. Grossblatt will be paid a base salary of $352,286 per annum (the “Base Salary”). Additionally, Mr. Grossblatt is entitled to bonus compensation based upon milestone amounts of the Company’s receipt of gross proceeds from capital raises from the date of the Agreement through July 31, 2027, with the first bonus equal to $2.5 million upon receipt of gross proceeds of at least $100 million, with additional bonuses of $1.0 million for each $100 million of gross proceeds between $200 million and $900 million, with a final potential bonus of $500,000 upon gross proceeds of $1 billion, which would result in total bonus payments to Mr. Grossblatt of $10 million. Mr. Grossblatt is also entitled to life, health and disability insurance benefits, medical reimbursement, automobile allowance, and Company paid retirement plan contributions.

If the Agreement is terminated by Mr. Grossblatt for good reason, Mr. Grossblatt is entitled to receive his compensation through any balance of the employment term plus a lump sum payment equal to his last 12 months Base Salary, health benefits for three years, and an additional lump sum payment payable on each of the first three anniversaries of the termination equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company.

If Mr. Grossblatt’s employment is terminated following or in anticipation of a “change of control” of the Company, Mr. Grossblatt will be entitled to receive a lump sum payment equal to his base salary for the balance of the Agreement’s term plus three times Mr. Grossblatt’s last 12 months Base Salary. In addition, Mr. Grossblatt is entitled to receive health benefits for three years, and an additional lump sum payment payable on the anniversary of the termination equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company for three years. In the event of a change in control Mr. Grossblatt will receive an amount equal to three times his Base Salary for the last 12 months, limited to 2.99 times Mr. Grossblatt’s average annual taxable compensation from the Company which is included in his gross income for the five taxable years of the Company ending before the date on which the change of control occurs.

If the Agreement is terminated by the Company due to Mr. Grossblatt’s death, Mr. Grossblatt’s estate is entitled to receive a lump sum payment equal to his base salary for the greater of the balance of the Agreement’s term or one year, reduced by any individual life insurance benefits the premiums for which are paid for by the Company, plus the amount of the Company’s last 401(k) plan contribution made on behalf of Mr. Grossblatt. In addition, Mr. Grossblatt’s estate is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the term or three years following the date of death, or the cash equivalent thereof.

If the Agreement is terminated by the Company due to Mr. Grossblatt’s disability, Mr. Grossblatt is entitled to the continuation of the payment of his base salary for the balance of the term, reduced by any group or individual disability income insurance benefits the premiums for which are paid for by the Company and Social Security disability benefits paid to Mr. Grossblatt. In addition, Mr. Grossblatt is entitled to the health insurance and medical reimbursement benefits and a payment equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company, for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.

The Agreement generally prohibits Mr. Grossblatt from competing with the Company during the term and during any subsequent period during which he receives compensation from the Company.

The Employment Agreement includes a “clawback” provision in which Mr. Grossblatt agrees that the Company can recoup any compensation or benefits provided to him that are required by applicable law to be subject to recovery or recoupment.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of annual total compensation of Mr. Grossblatt, our Chief Executive Officer, to that of our median employee. Our median employee earned $___ in total compensation for our fiscal year ended March 31, 2026. Based upon the total fiscal year 2026 compensation reported for Mr. Grossblatt of $513,504 as reported under “Total” in the Summary Compensation Table, our ratio of PEO to median employee pay was ___:1.

Calculation Methodology

To identify our median employee, we identified our total employee population worldwide as of March 31, 2026, excluding our Chief Executive Officer, in accordance with SEC rules. On March 31, 2026, all of our employee population was located in the U.S.

We collected full-year fiscal year 2026 actual gross earnings data for the March 31, 2026 employee population, including cash-based compensation and equity-based compensation that was realized in fiscal year 2026, relying on our internal payroll records. Compensation was annualized on a straight-line basis for non-temporary new hire employees who did not work with our company for the full calendar year.

Once we determined the median employee, we calculated total compensation for the median employee in the same manner in which we determine the compensation shown for our named executive officers in the Summary Compensation Table, in accordance with SEC rules.

Pay Versus Performance

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, Mr. Grossblatt (referred to in the table below as “PEO”) and the average compensation for our other Named Executive Officers (“NEOs”), Mr. Huff (our CFO), as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended March 31, 2024, 2025 and 2026 and net income (loss) over such years, in each case determined in accordance with SEC rules:

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (3)	Net Income (Loss) (in thousands) (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2026	$513,504	$513,504	$ ____	$ ____	$ __	$(2,486)
2025	$433,280	$433,280	$216,552	$216,552	$94	$501
2024	$423,448	$423,448	$217,387	$217,387	$37	$(396)

(1)	The amounts reported in column (b) are the amounts of total compensation reported for our President and Chief Executive Officer (our PEO) for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)	The amounts reported in column (d) represent the average of the amounts reported for our named executive officers as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year.

(3)	“Total Shareholder Return” represents our cumulative total stockholder return during each measurement period and is calculated by dividing the sum of (i) the difference between the share price of our common stock at the end and the beginning of the measurement period, plus (ii) the cumulative amount of dividends paid on our common stock for the measurement period, assuming dividend reinvestment, by the share price of our common stock at the beginning of the measurement period. Each amount assumes that $100 was invested in our common stock on April 1, 2024, and dividends if any, were reinvested for additional shares.

(4)	The amounts reported represent the amount of net income (loss) (in thousands) reflected in our audited consolidated financial statements for the applicable year.

Our compensation program for each of our named executive officers consists of the following elements:

Base Salary. The salaries of our named executive officers are designed to provide a reasonable level of compensation that is affordable to us and fair to the executive. The base salary of our PEO is contractual, and all salaries are reviewed annually. Base salary increases, if any, are made based on the review of competitive salaries, as well as an evaluation of the individual officer’s responsibilities, job scope, and performance.

Bonuses. The bonus plan of our PEO is contractual while other bonuses are totally discretionary as to who will receive a bonus and the amount of any such bonus. The Compensation Committee may recommend to the Board that annual bonuses be paid based on accomplishments that exceed expectations during the fiscal year.

We believe that the salaries paid to our named executive officers are consistent with market rates. The Compensation Committee bases its annual bonus considerations on each individual’s performance within the executive’s sphere of responsibilities, and on our overall performance as measured by net income. While total shareholder return factors into Compensation Committee discussions, annual bonus considerations are not tied to shareholder return.

Policies on Ownership, Insider Trading, 10b5-1 Plans and Hedging

We do not have formal stock ownership guidelines for our employees or directors, because the Board is satisfied that stock and option holdings among our employees or directors are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

We have established an insider trading policy that provides guidelines to, and imposes restrictions on, officers, directors and employees with respect to transactions in our securities. Our insider trading policy prohibits certain actions by such individuals relating to buying and selling our Common Stock, and discourages certain other actions in other situations. Such individuals are authorized to enter into trading plans established according to Section 10b5-1 of the Exchange Act with an independent broker-dealer. Under these plans, the individual must not exercise any influence over the amount of the securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party. Such plans provide a defense from insider trading liability.

We have not adopted any hedging policies.

Outstanding Equity Awards at Fiscal Year End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Harvey B. Grossblatt	50,000	-	-	3.40	08/26/2035

James B. Huff	25,000	-	-	3.40	08/26/2035

Incentive Compensation Plans

2025 Stock Incentive Plan

In August 2025, our Board adopted, and in October 2025 our stockholders approved, the DeFi Capital Markets, Inc. 2025 Stock Incentive Plan (the “2025 Plan”). The 2025 Plan authorizes the grant to eligible individuals of (1) stock options (incentive and non-statutory), (2) restricted stock, (3) stock appreciation rights, or SARs, (4) restricted stock units, and (5) other stock-based compensation.

Stock Subject to the 2025 Plan.   The maximum number of shares of our common stock that may be issued under the 2025 Plan is 1,000,000 shares, which number will be increased to the extent that compensation granted under the 2025 Plan is forfeited, expires or is settled for cash (except as otherwise provided in the 2025 Plan). Substitute awards (awards made or shares issued by us in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company that we acquire or any subsidiary of ours or with which we or any subsidiary combines) will not reduce the shares authorized for grant under the 2025 Plan, nor will shares subject to a substitute award be added to the shares available for issuance or transfer under the 2025 Plan.

No Liberal Share Recycling.   Notwithstanding anything to the contrary, any and all stock that is (i) withheld or tendered in payment of an option exercise price; (ii) withheld by us or tendered by the grantee to satisfy any tax withholding obligation with respect to any award; (iii) covered by a SAR that it is settled in stock, without regard to the number of shares of stock that are actually issued to the grantee upon exercise; or (iv) reacquired by us on the open market or otherwise using cash proceeds from the exercise of options, will not be added to the maximum number of shares of stock that may be issued under the 2025 Plan.

Eligibility.   Employees of, and consultants to, our company or our affiliates and members of our Board are eligible to receive equity awards under the 2025 Plan. Only our employees, and employees of our parent and subsidiary corporations, if any, are eligible to receive incentive stock options. Employees, directors (including non-employee directors) and consultants of or for our company and our affiliates are eligible to receive non-statutory stock options, restricted stock, purchase rights and any other form of award the 2025 Plan authorizes.

Purpose.   The purpose of the 2025 Plan is to promote the interests of our company and our stockholders by providing executive officers, employees, non-employee directors, and key advisors of our company and our subsidiaries with appropriate incentives and rewards to encourage them to enter into and remain in their positions with us and to acquire a proprietary interest in our long-term success, as well as to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements.

Administration.   Unless otherwise determined by the Board, the Compensation Committee administers the 2025 Plan. The Compensation Committee is composed solely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, and “independent directors” within the meaning of the Nasdaq Marketplace Rules. The Compensation Committee has the power, in its discretion, to grant awards under the 2025 Plan, to select the individuals to whom awards are granted, to determine the terms of the grants, to interpret the provisions of the 2025 Plan and to otherwise administer the 2025 Plan. Except as prohibited by applicable law or any rule promulgated by a national securities exchange to which our company may in the future be subject, the Compensation Committee may delegate all or any of its responsibilities and powers under the 2025 Plan to one or more of its members, including, without limitation, the power to designate participants and determine the amount, timing and term of awards under the 2025 Plan. In no event, however, will the Compensation Committee have the power to accelerate the payment or vesting of any award, other than in the event of death, disability, retirement or a change of control of our company.

The 2025 Plan provides that members of the Compensation Committee will be indemnified and held harmless by us from any loss or expense resulting from claims and litigation arising from actions related to the 2025 Plan.

Term.   The 2025 Plan was effective as of August 27, 2025, and awards may be granted through August 26, 2035. No awards may be granted under the 2025 Plan subsequent to that date. The Board may suspend or terminate the 2025 Plan without stockholder approval or ratification at any time or from time to time.

Amendments.   Subject to the terms of the 2025 Plan, the Compensation Committee, as administrator, has the sole discretion to interpret the provisions of the 2025 Plan and outstanding awards. Our Board generally may amend or terminate the 2025 Plan at any time and for any reason, except that no amendment, suspension or termination may impair the rights of any participant without his or her consent, and except that approval of our stockholders is required for any amendment which, among provisions, increases the number of shares of common stock subject to the 2025 Plan, decreases the price at which grants may be granted and reprices existing options.

Repricing Prohibition.   Other than in connection with certain corporate events, the Compensation Committee will not, without the approval of our stockholders, (a) lower the option price per share of an option or SAR after it is granted, (b) cancel an option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a change of control), or (c) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which our shares are then listed.

Minimum Vesting Requirement.   Grantees of full-value awards (i.e., awards other than options and SARs), will be required to continue to provide services to us or an affiliated company) for not less than one-year following the date of grant in order for any such full-value awards to fully or partially vest (other than in case of death, disability or a Change of Control). Notwithstanding the foregoing, up to 5% of the available shares of stock authorized for issuance under the 2025 Plan may provide for vesting of full-value awards, partially or in full, in less than one year.

Adjustments upon Changes in Capitalization.   In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments to the 2025 Plan and awards will be made as the Board determines to be equitable or appropriate, including adjustments in the number and class of shares of stock available for issuance under the 2025 Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the 2025 Plan, and the limits on the number of awards that any person may receive.

Change of Control.   Agreements evidencing awards under the 2025 Plan may provide that upon a Change of Control (as defined in the 2025 Plan), unless otherwise provided in the agreement evidencing an award), outstanding awards may be cancelled and terminated without payment if the consideration payable with respect to one share of stock in connection with the Change of Control is less than the exercise price or grant price applicable to such award, as applicable.

Notwithstanding any other provisions of the 2025 Plan to the contrary, the vesting, payment, purchase or distribution of an award may not be accelerated by reason of a Change of Control for any participant unless the Grantee’s employment is involuntarily terminated as a result of the Change of Control as provided in the Award agreement or in any other written agreement, including an employment agreement, between us and the participant. If the Change of Control results in the involuntary termination of participant’s employment, outstanding awards will immediately vest, become fully exercisable and may thereafter be exercised.

Generally, under the 2025 Plan, a Change of Control occurs upon (i) the consummation of a reorganization, merger or consolidation of our company with or into another entity, pursuant to which our stockholders immediately prior to the transaction do not own more than 50% of the total combined voting power after the transaction, (ii) the consummation of the sale, transfer or other disposition of all or substantially all of our assets, (iii) certain changes in the majority of our Board from those in office on the effective date of the 2025 Plan, (iv) the acquisition of more than 50% of the total combined voting power in our outstanding securities by any person, or (v) we are dissolved or liquidated.

Types of Awards

Stock Options.   Incentive stock options and non-statutory stock options are granted pursuant to award agreements adopted by our Compensation Committee. Our Compensation Committee determines the exercise price for a stock option, within the terms and conditions of the 2025 Plan; provided, that the exercise price of an incentive stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2025 Plan vest at the rate specified by our Compensation Committee.

The Compensation Committee determines the term of stock options granted under the 2025 Plan, up to a maximum of 10 years, except in the case of certain Incentive Stock Options, as described below. The Compensation Committee will also determine the length of period during which an optionee may exercise their options if an optionee’s relationship with us, or any of our affiliates, ceases for any reason; for incentive stock options, this period is limited by applicable law. The Compensation Committee may extend the exercise period in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term unless the term is extended in accordance with applicable law.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the Compensation Committee and may include (a) cash or its equivalent, (b) delivering a properly executed notice of exercise of the option to us and a broker, with irrevocable instructions to the broker promptly to deliver to us the amount necessary to pay the exercise price of the option, (c) any other form of legal consideration that may be acceptable to the Compensation Committee or (d) any combination of (a), (b) or (c).

Unless the Compensation Committee provides otherwise, options are generally transferable in accordance with applicable law, provided that any transferee of such options agrees to become bound by the terms of the 2025 Plan. An optionee may also designate a beneficiary who may exercise the option following the optionee’s death.

Incentive or Non-statutory Stock Options.   Incentive stock options may be granted only to our employees, and the employees of our parent or subsidiary corporations, if any. The Compensation Committee may grant awards of incentive or non-statutory stock options that are fully vested on the date made, to any of our employees, directors or consultants. Option awards are granted pursuant to award agreements adopted by our Compensation Committee. To the extent required by applicable law, the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. To the extent required by applicable law, no incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights.   An SAR is the right to receive stock, cash, or other property equal in value to the difference between the grant price of the SAR and the market price of our common stock on the exercise date. SARs may be granted independently or in tandem with an option at the time of grant of the related option. An SAR granted in tandem with an option will be exercisable only to the extent the underlying option is exercisable. An SAR confers on the grantee a right to receive an amount with respect to each share of common stock subject thereto, upon exercise thereof, equal to the excess of (A) the fair market value of one share of common stock on the date of exercise over (B) the grant price of the SAR (which in the case of an SAR granted in tandem with an option will be equal to the exercise price of the underlying option, and which in the case of any other SAR will be such price as the Compensation Committee may determine but in no event will be less than the fair market value of a share of common stock on the date of grant of such SAR).

Restricted Stock and Restricted Stock Units.   Restricted stock is common stock that we grant subject to transfer restrictions and vesting criteria. A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a specified period that we grant subject to transfer restrictions and vesting criteria. The grant of these awards under the 2025 Plan are subject to such terms, conditions and restrictions as the Compensation Committee determines consistent with the terms of the 2025 Plan.

At the time of grant, the Compensation Committee may place restrictions on restricted stock and restricted stock units that will lapse, in whole or in part, only upon the attainment of performance goals; provided that such performance goals will relate to periods of performance of at least one fiscal year, and if the award is granted to a 162(m) officer, the grant of the award and the establishment of the performance goals will be made during the period required under Internal Revenue Code Section 162(m). Except to the extent restricted under the award agreement relating to the restricted stock, a grantee granted restricted stock will have all of the rights of a stockholder, including the right to vote restricted stock and the right to receive dividends.

Unless otherwise provided in an award agreement, upon the vesting of a restricted stock unit, there will be delivered to the grantee, within 30 days of the date on which such award (or any portion thereof) vests, the number of shares of common stock equal to the number of restricted stock units becoming so vested.

Other Stock-Based Awards.   The 2025 Plan also allows the Compensation Committee to grant “Other Stock-Based Awards,” which means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common stock. Subject to the limitations contained in the 2025 Plan, this includes, without limitation, (i) unrestricted stock awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the 2025 Plan, and (ii) a right to acquire stock from us containing terms and conditions prescribed by the Compensation Committee. At the time of the grant of other stock-based awards, the Compensation Committee may place restrictions on the payout or vesting of other stock-based awards that will lapse, in whole or in part, only upon the attainment of performance goals; provided that such Performance Goals will relate to periods of performance of at least one fiscal year, and if the award is granted to a 162(m) Officer, the grant of the Award and the establishment of the performance goals will be made during the period required under Internal Revenue Code Section 162(m). Other Stock-Based Awards may not be granted with the right to receive dividend equivalent payments.

Performance Awards.   Performance awards provide participants with the opportunity to receive shares of our common stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Board, or the Compensation Committee (as applicable). Subject to the share limit and maximum dollar value set forth above under “Limits per Participant,” the Board, or the Compensation Committee (as applicable), has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

Performance Criteria.   With respect to awards intended to qualify as performance-based compensation under Code Section 162(m), a committee of “outside directors” (as defined in Code Section 162(m)) with authority delegated by our Board will determine the terms and conditions of such awards, including the performance criteria. The performance goals for restricted stock awards, restricted stock units, performance awards or other stock-based awards will be based on the attainment of specified levels of, among other metrics, the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and extraordinary items, net income, operating income, earnings before or after deduction for all or any portion of income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing.

The performance goals may be based solely by reference to our performance or the performance of one or more of our subsidiaries, parents, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The authorized committee of outside directors may also exclude under the terms of the performance awards, the impact of an event or occurrence that the committee determines should appropriately be excluded, including restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, or changes in generally accepted accounting principles or practices.

Equity Compensation Information

The following table summarizes information about our equity compensation plans as of March 31, 2026:

Number of securities
	Number of securities	Weighted-	remaining available for
	to be issued	average	future issuance under
	upon exercise	exercise price	equity compensation plans
	of outstanding	of outstanding	(excluding securities
	options, warrants and rights	options, warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders	225,000	$-	775,000
Equity compensation plans not approved by stockholders	-	-	-
Total	225,000	$-	775,000

Limitation on Liability and Indemnification Agreements

Our Certificate and Bylaws contain provisions limiting the liability of directors and provide that we will indemnify each of our directors to the fullest extent permitted under Maryland law. Our Certificate and Bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company reviews and approves all transactions with related persons that are required to be disclosed under applicable regulation. During the fiscal year ended March 31, 2026 and 2025, inventory purchases and other company expenses of approximately $162,000 and $1,097,000, respectively, were charged to credit card accounts of Harvey B. Grossblatt, the Company’s Chief Executive Officer and certain of his immediate family members. The Company subsequently reimbursed these charges in full. Mr. Grossblatt receives travel mileage and other credit card benefits from these charges. The maximum amount outstanding and due to Mr. Grossblatt at any point during the fiscal year ended March 31, 2026 and 2025 may include amounts submitted for personal expense reimbursement and amounts paid by Mr. Grossblatt for inventory purchases or other company expenses and amounted to approximately $23,000 and $285,000, respectively, and the amount due to Mr. Grossblatt at each of March 31, 2026 and 2025 was $0.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by (1) each of our current directors; (2) each of the executive officers; (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock based upon Schedules 13G or 13D filed with the SEC; and (4) all of our directors and executive officers as a group. As of the Record Date, there were ________ shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Name and address of beneficial owner (1)	Number of shares beneficially owned	Approximate percent of class
Greater than 5% Beneficial Owners:

Directors and Officers: (1)
Harvey B. Grossblatt
James B. Huff
Milton C. Ault, III
Henry Nisser
Ronald A. Seff, M.D.
Ira F. Bormel, CPA
All directors and executive officers as a group (six persons)

* Less than 1% of outstanding shares.

(1)	Unless otherwise indicated, the business address of each of the stockholders is c/o DeFi Capital Markets, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker or DeFi Capital. Direct your written request to: DeFi Capital Markets, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, Attn: Secretary.

Stockholders who currently receive multiple sets of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

PROPOSALS OF STOCKHOLDERS FOR THE 2027 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2027 Annual Meeting, you may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals (other than nominees for directors) must be received at the Company’s principal executive office, at the following address 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, Attention: Corporate Secretary, no later than _____________, 2026 (120 days before the anniversary of this year’s mailing date).

Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at such annual meeting of stockholders, without any discussion of the matter in the proxy statement.

In addition, our Bylaws contain an advance notice provision that requires that all business proposed by a stockholder that will be conducted or considered at a meeting must meet notice requirements. For business to be properly submitted by a stockholder for a vote at a meeting, the stockholder must (i) be a shareholder of record as of the record date for the meeting, (ii) be entitled to vote at the meeting, and (iii) have given timely notice in writing of the proposal to be submitted by the stockholder for a vote. The stockholder’s notice must be delivered to the Secretary at the Company’s principal executive office. To be timely, a stockholder’s notice must be received by the Secretary at least 90 calendar days before the date corresponding to the date for the annual meeting in the preceding year, and no more than 120 calendar days before that date; provided, however, if the date of the annual meeting is changed by more than 30 calendar days from the date corresponding to the date of the preceding year’s annual meeting, or if we did not hold an annual meeting in the preceding year, then the stockholder’s notice will be considered timely if it is received by the Secretary not later than the close of business on the tenth calendar day following the day on which such notice of the date of the annual meeting was mailed or the date on which public disclosure of the date of the annual meeting was made, whichever first occurs.

A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder who intends to propose the business, and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) such information regarding each director nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board; (iv) if applicable, the consent of each nominee to be named in the proxy statement and to serve as director of the Company if so elected; (v) the class or series and number of shares of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (vi) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

OTHER MATTERS

The Board knows of no business to be brought before the 2026 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action regarding such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2026 Annual Meeting unless they receive instructions from you with respect to such matter.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026 is available without charge upon written request to: DeFi Capital Markets, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, Attn: Secretary.

By Order of the Board of Directors,

/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
Chief Executive Officer

______________, 2026

ANNEX A

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

UNIVERSAL SAFETY PRODUCTS, INC.

Universal Safety Products, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

FIRST: The charter of the Corporation is hereby amended by striking out in its entirety Article FIFTH of the Articles of Incorporation and substituting the following:

“FIFTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is Five Hundred Fifty Million (550,000,000). Five Hundred Twenty-Five Million (525,000,000) shares shall be Common Stock, with a par value of one cent ($0.01) per share, having an aggregate par value of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000), and Twenty-Five Million (25,000,000) shares shall be Preferred Stock, with a par value of one cent ($0.01) per share, having an aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the MGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

SECOND: The foregoing amendment to the Charter of the Corporation was duly approved and declared advisable by the Board of Directors of the Corporation and approved by the Stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary, as of the ____ day of _________, 2026. Each of the undersigned officers of the Corporation acknowledges, under the penalties of perjury, that these Articles of Amendment are the corporate act of the Corporation and that the matters and facts set forth herein with respect to authorization and approval are true in all material respects, to the best of his or her knowledge, information and belief.

ATTEST:	UNIVERSAL SAFETY PRODUCTS, INC.

/s/ James B. Huff	By:	/s/ Harvey B. Grossblatt
James B. Huff, Secretary		Harvey B. Grossblatt, President

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ANNEX B

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

UNIVERSAL SAFETY PRODUCTS, INC.

Universal Safety Products, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

FIRST: The charter of the Corporation is hereby amended by striking out in its entirety Article FIFTH of the Articles of Incorporation and substituting the following:

“FIFTH:

Section 1.	Authorized Shares.

This Corporation is authorized to issue Five Hundred Million (500,000,000) shares of Class A Common Stock, par value with a par value of One Cent ($0.01) per share, having an aggregate par value of Five Million Dollars ($5,000,000) (the “Class A Common Stock”) and Twenty-Five Million (25,000,000) shares of Class B Common Stock, par value with a par value of One Cent ($0.01) per share, having an aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000) (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”).

Section 2.	Common Stock.

A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

(a)            Voting Rights.

(i)             Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

(ii)            Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(iii)           Each holder of shares of Class B Common Stock shall be entitled to twenty-five (25) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(b)           Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

(c)            Liquidation. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

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(d)            Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

(e)            Equal Status. Except as expressly provided in this Article FIFTH, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of the Class B Common Stock, and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class B Common Stock.

(f)            Conversion.

(i)            As used in this Section 2(f), the following terms shall have the following meanings:

(1)            “Class B Stockholder” shall mean any person to whom or to which shares of Class B Common Stock will be issued during the Corporation’s existence.

(2)            “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 2(f)(i)(4):

(A)            the granting of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders;

(B)            entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Class B Stockholders, that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the Class B Stockholder at any time and (C) does not involve any payment of cash, securities, property or other consideration to the Class B Stockholder other than the mutual promise to vote shares in a designated manner; or

(C)            the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer.”

(5)            “Voting Control” with respect to a share of Class B Common Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.

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(ii)            Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(iii)           Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share.

(iv)           The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion to Class A Common Stock shall be conclusive.

(v)            In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 2, such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Section 2 shall be retired and may not be reissued.

(g)            Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

SECOND: The foregoing amendment to the Charter of the Corporation was duly approved and declared advisable by the Board of Directors of the Corporation and approved by the Stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary, as of the ____ day of _________, 2026. Each of the undersigned officers of the Corporation acknowledges, under the penalties of perjury, that these Articles of Amendment are the corporate act of the Corporation and that the matters and facts set forth herein with respect to authorization and approval are true in all material respects, to the best of his or her knowledge, information and belief.

ATTEST:	UNIVERSAL SAFETY PRODUCTS, INC.

/s/ James B. Huff	By:	/s/ Harvey B. Grossblatt
James B. Huff, Secretary		Harvey B. Grossblatt, President

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